Exhibit 24.1

LIMITED POWER OF ATTORNEY

(Jeremy Schneiderman - Section 16)

The undersigned hereby constitutes and appoints Garth Jensen, Megan McColloch and Molly Palmer, of Taft Stettinius & Hollister LLP, each individually and signing singly, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to due to the undersigned’s affiliation with of XTI Aerospace, Inc. (the “Issuer”), to:

(1)	execute for and on behalf of the undersigned Form ID (Uniform Application for Access Codes to file on EDGAR and EDGAR Next) and Forms 3, 4, 5 and any amendments to previously filed forms in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID and Forms 3, 4, 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority as required by law and to deliver a copy of the same to the Issuer; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact, on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned acknowledges that (i) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, and (ii) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in effect until such time as the undersigned is no longer subject to the provisions of Section 16 of the Securities Exchange Act of 1934 with respect to securities of the Issuer unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney supersedes any and all prior Powers of Attorney of same, which shall be deemed revoked.

The undersigned hereby agrees to indemnify the attorneys-in-fact for all losses and costs the attorneys-in-fact may incur in connection with or arising from the attorneys-in-fact’s execution of their authorities granted hereunder.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 24th day of August, 2026.

/s/ Jeremy Schneiderman
Signature

Jeremy Schneiderman
Name

STATE OF	Florida	)

) ss.
COUNTY OF	Broward	)

This instruction was acknowledged before me on this 24th day of August, 2026 by Jeremy Schneiderman.

Signature of Notary Public / Notarial Officer
(Stamp)
My Commission Expires: May 3, 2030